Exhibit 99.1

Genius Brands International Company Overview - July 2016

Important Cautions Regarding Forward Looking Statements This presentation includes, and our officers and representatives may from time to time make, certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the Company’s future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical and that may constitute statements of future expectation. While we believe these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. We cannot assure you that these expectations will occur, and our actual results may be significantly different. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us are sometimes presented within the forwardlooking statements themselves or are otherwise discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K and available on our website: www.gnusbrands.com. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. The Company disclaims any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise.

who we are Headquartered in Beverly Hills, California, Genius Brands International, Inc. (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content. Led by award-winning creators and producers, the company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children’s media sector, GBI’s portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment.

How We Address this Market OpportunityGenius Brands International addresses an underserved niche in the marketplace • Our children’s content enriches young minds by delivering positive messages through an engaging and entertaining experience • A growing portfolio of seven fullyowned and announced branded properties, with a number of others at various stages of development • We also have under contract two thirdparty properties utilizing our global brand management infrastructure • Partners include 45+ licensees going to market with 500 product SKUs Our Go-To-Market Channels

Children’s Entertainment Veterans Genius Brands’ management has been entrenched in the kids entertainment business for nearly 30 years and have established relationships across the food chain.

The World of Genius Brands

GENIUS BRANDS INTERNATIONAL

SPACEPOP™

NOT YOUR AVERAGE PRINCESSES

108 x 3 minutes

- **Promotional partnerships with Six Flags, Dippin' Dots, and Camplified**
- **15 Licensees for SpacePOP on board including presence in every major product category with blue chip partners**

Premiering on YouTube on June 20, 2016, ***SpacePOP*** is music and fashion driven animated property that has garnered over 3 million views and over 8,800 subscribers. ***SpacePOP*** has a best-in-class development and production team on board including Steve Banks (head writer and story editor of *Sponge Bob Square Pants*) as content writer; Han Lee (*Pink Fizz, Bobby Jack*) for original character designs; multiple Grammy Award-winning producer and music veteran Ron Fair (*Fergie, Mary J. Blige, Black Eyed Peas, Pussycat Dolls, Christina Aguilera* and more) and singer songwriter spouse Stefanie Fair (founding member of RCA's girl group *Wild Orchid* with Fergie) for the original ***SpacePOP*** theme music; and veteran music producer and composer John Loeffler (*Kidz Bop, Pokemon*) for original songs.



© 2016 Genius Brands International, Inc.

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llama llama Based on the award-winning, NY Times #1 Bestselling children’s classic book series • Nearly 10 million units in print and published in 8 languages Currently in production on 15 half-hour episodes to premiere on Netflix in 2017, Llama Llama is a new animated series about young Llama Llama’s first steps in growing up and facing childhood milestones. Each episode will be structured around a childhood milestone coupled with a life lesson learned by Llama Llama and his friends, told with a sense of humor, vitality, and understanding. Global licensing program unveiled in June 2016 at the Licensing Expo.

Cosmic Crusaders A co-production among GBI, Stan Lee’s POW! Entertainment, and The Hollywood Reporter of an animated adult series. • Launch will coincide with “Stan Lee’s 75 Years in Business” salute in The Hollywood Reporter’s Comic-Con issue The first four episodes will premiere exclusively on THR.com with one episode airing each day during Comic-Con International 2016. The webisodes will cliffhanger daily, and the first one will actually be in VR, with ‘VR boxes’ to place on smart phones being given out at Comic-Con. Stan Lee’s Cosmic Crusaders is the first series to launch on THR.com and will be promoted through THR’s YouTube channel, Facebook, Twitter and Instagram pages. The global consumer products program was introduced at Licensing Expo 2016 with national retailer Hot Topic secured as anchor retail partner.

GENIUS BRANDS INTERNATIONAL

52 x 11 minutes

Thomas Edison's Secret Lab

- **STEM-based comedy adventure series by Emmy-nominated writer Steve Banks (*SpongeBob Square Pants*), multi-Emmy Award-winning writer Jeffrey Scott (*Dragon Tales*), and Emmy Award-winning producer Mark Young (*All Dogs Go To Heaven 2*)**
- **52 Original music videos produced by Grammy Award-winning producer Ron Fair**

The animated series follows the adventures of Angie, a 12-year-old prodigy who, along with her young science club, discovers Thomas Edison's secret lab! The series includes 52 episodes and 52 original music videos.







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Warren Buffet’s millionare club The brand’s mission is to empower kids by teaching them about the business of life and the impact their decisions have on their lives and their community. In this animated series, Warren Buffett acts as a mentor to a group of kids who have international adventures in business and meet some very interesting guest stars along the way including Jay Z, Shaquille O’Neal, Nick Cannon, Kelly Rowland, Bill Gates, and more. The series has spurned books, DVDs, and has been adapted for classrooms, resulting in the Grow Your Own Business Challenge, an annual national competition that encourages kids to develop their own original businesses

Baby Genius - 80% Brand Recognition among Moms with 500 songs and 125 music videos • #1 Children’s On-Demand Property on Baby Boost Channel on Comcast As kids transition from infant to toddler, every waking moment is a time for discovery and development. Baby Genius® products with a purpose engage with kids at these critical stages in relevant ways to guide and encourage their development. They also provide parents with the guidance they need to make every experience an enjoyable learning experience.

Key stats - Stock Price (7/15/2016) $2.14 52 Week Low/High $0.72—$2.45 Avg Daily Volume (3 mo.) 21,955 Shares Outstanding 11.9M Insider Holdings (est) 49.5% Warrants Outstanding1 5.1M Options Outstanding2 4.2M Preferred Shares Outstanding3 5,205 Market Cap $25.4M Fully-Diluted4 $56.4M Date of Merger 2013 Employee Count 20 Fiscal Year End Dec. 31 HQ Beverly Hills Total Revenues (mrq) $0.4M EBITDA (mrq) ($1.6M) Diluted EPS (mrq) ($0.15) Cash & Equivalents $5.9M Total Assets $19.8M Total Debt $0.4M Total Liabilities $6.7M Total Equity $13.1M 1) 5.1M warrants outstanding as of 3/31/2016 with exercise prices ranging from $1.10 to $2.00 per share. 2) 4.2M options outstanding as of 3/31/2016 with exercise prices ranging from $0.94 to $4.00 per share. 3) 5,205 preferred shares outstanding as of 3/31/2016 convertible into 5,205,000 shares of common stock. 4) Assumes conversion of preferred shares and exercise of warrants and options. Key Data sources: Yahoo Finance, Big Charts, company estimates (mrq) = most recent quarter as of July 15, 2016 (ttm) = trailing twelve months as of July 15, 2016

Key Takeaways Global brand management company that creates and licenses valuable evergreen multimedia content for toddlers to tweens to young adults, on a global basis • Diverse portfolio of high-value brands with strong competitive niche and differentiation from competitors • IP expansion has set stage for rapid growth under a low risk operating model • Highly accomplished management with proven success in creating multiple billion dollar brands • World class independent Board of Directors • Kids VOD channel partnership with Comcast currently in 21 million homes and rollout plans to reach 60 million homes in Q4 2016 • Tiffany partnerships across broadcasting, licensees, and retail worldwide • Seven brands coming to market in 2016/2017

GENIUS BRANDS INTERNATIONAL

Headquartered in Beverly Hills, California, Genius Brands International, Inc. "GBI" (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses multimedia content. Led by award-winning creators and producers, the company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, GBI's portfolio features "content with a purpose" for toddlers to tweens, which provides enrichment as well as entertainment, including tween music-driven brand ***SpacePOP***; preschool property debuting on Netflix ***Llama Llama***; award-winning ***Baby Genius***®, re-launched with new entertainment and over 40 new products; adventure comedy ***Thomas Edison's Secret Lab***®, available on Netflix, public broadcast stations and GBI's Kid Genius channel on Comcast's Xfinity On Demand; Warren Buffett's ***Secret Millionaires Club***®, created with and starring iconic investor Warren Buffett. The company is also co-producing an all-new adult animated series, ***Stan Lee's Cosmic Crusaders***, with Stan Lee's POW! Entertainment and The Hollywood Reporter. For additional information please visit www.gnusbrands.com.

Company Address
301 N. Canon Drive Suite 305
Beverly Hills, CA 90210

T: (310) 273-4222
W: www.gnusbrands.com
E: press@gnusbrands.com

Investor Relations
Porter, LeVay and Rose
Michael Porter

T: (212) 564-4700
E: mike@PLRinvest.com

© 2016 Genius Brands International, Inc.

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